Exhibit 99.01

Press Release
www.shire.com

BLOCK LISTING SIX MONTHLY RETURN

23 November 2010 - Shire plc (LSE: SHP, NASDAQ: SHPGY)

Name of applicant:		Shire plc
Name of scheme:		1996 Executive Share Option Scheme
Period of return:	From:	23 May 2010	To:	22 November 2010
Balance of unallotted securities under scheme(s) from previous return:		81,000
Plus: The amount by which the block scheme(s) has been increased since the date of the last return (if any increase has been applied for):		Nil
Less: Number of securities issued/allotted under scheme(s) during period (see LR3.5.7G):		2,403
Equals: Balance under scheme(s) not yet issued/allotted at end of period:		78,597

Name of applicant:		Shire plc
Name of scheme:		2000 Executive Share Option Scheme
Period of return:	From:	23 May 2010	To:	22 November 2010
Balance of unallotted securities under scheme(s) from previous return:		3,891,197
Plus: The amount by which the block scheme(s) has been increased since the date of the last return (if any increase has been applied for):		Nil
Less: Number of securities issued/allotted under scheme(s) during period (see LR3.5.7G):		76,320
Equals: Balance under scheme(s) not yet issued/allotted at end of period:		3,814,877

Registered in Jersey, No. 99854, 22 Grenville Street, St Helier, Jersey JE4 8PX

Name of applicant:		Shire plc
Name of scheme:		Shire Sharesave Scheme
Period of return:	From:	23 May 2010	To:	22 November 2010
Balance of unallotted securities under scheme(s) from previous return:		5,392
Plus: The amount by which the block scheme(s) has been increased since the date of the last return (if any increase has been applied for):		Nil
Less: Number of securities issued/allotted under scheme(s) during period (see LR3.5.7G):		Nil
Equals: Balance under scheme(s) not yet issued/allotted at end of period:		5,392

Name of applicant:		Shire plc
Name of scheme:		Biochem Pharma Stock Option Plan
Period of return:	From:	23 May 2010	To:	22 November 2010
Balance of unallotted securities under scheme(s) from previous return:		5,359
Plus: The amount by which the block scheme(s) has been increased since the date of the last return (if any increase has been applied for):		Nil
Less: Number of securities issued/allotted under scheme(s) during period (see LR3.5.7G):		1,486
Equals: Balance under scheme(s) not yet issued/allotted at end of period:		3,873

Name of contact:	Tony Guthrie, Deputy Company Secretary
Address of contact:	Hampshire International Business Park Basingstoke, Hampshire, RG24 8EP
Telephone number of contact:	01256 894754

For further information please contact:

Investor Relations
Eric Rojas	erojas@shire.com	+1 781 482 0999

Registered in Jersey, No. 99854, 22 Grenville Street, St Helier, Jersey JE4 8PX

Notes to editors

SHIRE PLC

Shire’s strategic goal is to become the leading specialty biopharmaceutical company that focuses on meeting the needs of the specialist physician.  Shire focuses its business on attention deficit hyperactivity disorder (ADHD), human genetic therapies (HGT) and gastrointestinal (GI) diseases as well as opportunities in other therapeutic areas to the extent they arise through acquisitions.  Shire’s in-licensing, merger and acquisition efforts are focused on products in specialist markets with strong intellectual property protection and global rights.  Shire believes that a carefully selected and balanced portfolio of products with strategically aligned and relatively small-scale sales forces will deliver strong results.

For further information on Shire, please visit the Company’s website: www.shire.com.

Registered in Jersey, No. 99854, 22 Grenville Street, St Helier, Jersey JE4 8PX